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                                                                      Exhibit 21
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                         SUBSIDIARIES OF THE REGISTRANT


1. Farmers First Bank, 9 East Main Street, Lititz, Pennsylvania; a Bank and Trust Company organized under the Pennsylvania Banking Code of 1965.

2. The Citizens National Bank of Southern Pennsylvania, 35 North Carlisle Street, Greencastle, Pennsylvania; a National Bank organized under the National Bank Act.

3. First National Trust Bank, 400 Market Street, Sunbury, Pennsylvania; a National Bank organized under the National Bank Act.

4. Williamsport National Bank, 329 Pine Street, Williamsport, Pennsylvania; a National Bank organized under the National Bank Act.

5. Farmers & Merchants Bank and Trust, 59 West Washington Street, Hagerstown, Maryland; a Bank and Trust Company organized under the Maryland Banking Code.

6. Susque-Bancshares Life Insurance Company, Phoenix, Arizona; an insurance company organized under the laws of the State of Arizona.

7. Susque-Bancshares Leasing Company, Inc., 9 East Main Street, Lititz, Pennsylvania; a company organized under the laws of the Commonwealth of Pennsylvania.

8. Susquehanna Bancshares South, Inc., 100 West Road, Baltimore, Maryland; a thrift holding company organized under the laws of the State of Delaware.

9. Susquehanna Bank, 100 West Road, Towson, Maryland; a wholly-owned subsidiary of Susquehanna Bancshares South, Inc.

10. Susquehanna Bancshares East, Inc., 114 North Main Street, Mullica Hill, New Jersey; a wholly-owned subsidiary of Susquehanna Bancshares, Inc.

11. Equity Bank, National Association, 8000 Sagemore Drive, Suite 8101, Marlton, New Jersey; a wholly-owned subsidiary of Susquehanna Bancshares East, Inc.

12. Founders' Bank, 101 Bryn Mawr Avenue, Bryn Mawr, Pennsylvania; a wholly-owned subsidiary of Susquehanna Bancshares East, Inc.

13. First American National Bank of Pennsylvania, 140 East Main Street, Everett, Pennsylvania, a National Bank organized under the National Bank Act.

14. Boston Service Company, Inc. (t/a Hann Financial Service Corporation), One Centre Drive, Jamesburg, New Jersey, a consumer automobile finance company.

15. Valley Forge Asset Management Corp., 120 South Warner Road, King of Prussia, Pennsylvania, an asset management company.

16. Conestoga Management Company, 103 Foulk Road, Suite 205-18, Wilmington, Delaware, a non-operating, passive investment company.